EXHIBIT 10.44


                                 AGREEMENT FORM


EGN B.V., a Dutch corporation with its registered office located at Gatwickstraat 21-23, 1043 GL Amsterdam, Sloterdjik, The Netherlands ("Customer"),

and,

TELENETICS Corporation, an American corporation with its registered office located at 25111 Artic Ocean, Lake Forest, CA 92630, USA ("Supplier"),

hereinafter separately referred to as the "Party" or jointly referred to as the "Parties", enter into this Agreement this 11th February 2002 (Effective Date).

The Agreement is comprised of the following documents:

               1. This Agreement Form
               2. General Terms
               3. Commercial Terms Schedule
               4. SLA Schedule

and is the entire agreement between the parties superseding all previous verbal or written proposals and agreements relating to the subject matter hereof. Any and all of Suppliers general conditions of sale are expressly excluded.

The parties may agree to add or modify Schedules to the Agreement and shall sign a revised version of this Agreement Form in order to reflect the same.


FOR CUSTOMER                            FOR SUPPLIER

Name: Thomas BLANC                      Name: Shala Shashani Lutz

Title:   Buyer                          Title: President & CEO

Signature: /s/ Thomas Blanc             Signature: /s/ S. S. Lutz

                               GENERAL TERMS


1. DEFINITIONS
For purposes of this Agreement, capitalized terms shall have the following meanings or the meanings given to them in Schedule(s) hereto.

(a) "ACCEPTANCE" means the point in time when Customer's acceptance tests and/or verification processes successfully demonstrate that the Materials conform to the Documentation; Acceptance shall be evidenced by the issuance by Customer of an acceptance certificate or the placing of the Materials in permanent productive/revenue generating use.

(b) "AFFILIATES" means (i) Equant N.V. and any entity it controls and (ii) SITA S.C. and any entity who is controlled by or under common control with SITA S.C.; where "control" means direct or indirect ownership of fifty percent (50%) or more of the stock entitled to vote at general meetings, or the right to appoint a majority of the board of directors, or a body performing a similar function. For the purposes of this Agreement, TRANSPAC SA shall be considered as an Affiliate under the Terms and Conditions of the Agreement.

(c) "DOCUMENTATION" means all technical specifications, manuals and any other materials provided by Supplier in relation to the Materials or the Services.

(d) "HARDWARE" means the tangible products (including Software embedded therein) listed on an Order and all successors, enhancements, additions and replacements thereto appearing on Supplier's then current published price list.

(e) "LICENSE" means each license to use Software granted pursuant to Article 3 of this Agreement.

(f) "MATERIALS" means the Hardware, Software and/or Deliverables.

(g) "ORDER" means Customers order for Materials and/or Services in a written or electronic format.

(h) "SOFTWARE" means the computer programs (including operating software) listed on an Order including (i) Documentation and (ii) Updates, Upgrades and other modifications furnished by Supplier.

2. ORDERS.

Customer and Affiliates may each obtain Materials according to the terms of this Agreement by submitting Orders to Supplier. All Orders are incorporated into this Agreement and made a part hereof as between Supplier and the Customer or Affiliate (as the case may be) having submitted the Order. The parties hereby agree that all the Orders issued from the 3rd of December 2001 until the Effective Date, shall be subject to the Terms and Conditions of this Agreement. Supplier acknowledges receipt of an Order within five (5) business days of receipt of the Order and confirms that he has launched its internal process to meet Customer's requirements, by using the process of the Customer. Supplier also agrees that by submitting an Order an Affiliate accepts to be bound by the terms and conditions of this Agreement and that the Affiliate has sole and unique responsibility with respect to its Order(s). For purpose of applying this Agreement as between the Affiliate who issues the Order and Supplier, all references to Customer shall be understood to mean the Affiliate who Issued the Order. Supplier represents and warrants that it has the rights necessary to enter Into this Agreement with Customer.

3. GRANT OF LICENSE.

Supplier grants to Customer and Affiliates a world-wide, non-exclusive, perpetual right (a) to use the Software for its/their own internal business operations (including installation on Customer/Affiliates' own customers' premises) for the number of users/machines specified in the Order if any (b) to make a reasonable number of additional copies of the Software solely for archival, back-up or disaster recovery purposes, All copies shall include all copyright, trademark and other notices that are on the original. Any rights other than those expressly granted herein, are expressly retained by Supplier. Customer may not reverse engineer, disassemble, decompile, or otherwise attempt to derive the source code of the Software except to the extent permitted by applicable law.

4. DELIVERY AND TRANSFER OF TITLE.

4.1. DELIVERY SCHEDULE. Time is of the essence for each Order. The requested delivery date will be either indicated on the Order or agreed in separate communication between the Parties. For every delivery, Supplier commits that its internal processing lead time (between acknowledgment date and shipping date) will not exceed forty (40) business days. Supplier shall notify Customer of the actual shipping date within five (5) business days after receipt of an Order

                                  GENERAL TERMS

when acknowledging the Order. In no event shall the date of shipment exceed the latest date of shipment set forth in the SLA Schedule ("Delivery Lead Time"). In the event that Supplier fails to respect the Delivery Lead Time, and unless the Parties have agreed on an alternative shipment date, Supplier shall pay to Customer as liquidated damages the sums set forth in the SLA Schedule, without prejudice to Article 6.3 hereof.

4.2 CANCELLATION/CHANGES TO ORDER

A- Customer may cancel, change or reschedule all or part of an Order at no charge up to 15 working days after the Order acknowledgement date.

B- After the delay mentioned above, any Customer's request for cancellation, change or rescheduling of all or part of an Order will be on conditions agreed by the Parties but shall in no event be subject to a charge exceeding 15% of the discounted price of the concerned Material(s).

C- For Software, Customer may cancel, change or reschedule the corresponding part of an Order at no charge up to the expected shipment date.

4.3 TERMS OF DELIVERY. Delivery shall be made by Supplier to the delivery site in accordance with the INCOTERM (as defined in INCOTERMS 2000) specified in the Commercial Terms Schedule. The Materials shall be suitably packed in accordance with Supplier's standard practices as modified by Customer's specifications or Order.

4.4 TRANSFER OF TITLE. Unless otherwise provided in the Commercial Terms Schedule, title to the Materials shall be transferred to Customer concomitantly with the transfer of risk and loss in accordance with the applicable INCOTERM prescribed by Article 4.3 above.

5. PRICE AND PAYMENT PROVISIONS.

5.1 In consideration of the License granted herein and the Materials and/or Services (if any) provided pursuant hereto, Customer shall pay to Supplier the fees set forth in the Commercial Terms Schedule and/or other Schedule hereto.

5.2 Invoices must be submitted by Supplier within ninety (90) days of the delivery of Materials hereunder or of the relevant milestone set forth in a Statement of Work under the Professional Services Schedule.

5.3 All invoices shall be payable within sixty (60) days net of receipt of an accurate invoice submitted in accordance with this Agreement provided that Customer has received notification from the carrier that the Materials have been shipped. Any sum not paid by Customer within fifteen (15) days written notice by Supplier that such payment is due, may bear interest until paid at a rate of 0.75% per month (9% per annum) or the maximum rate permitted by law, whichever is less, unless Customer's failure to pay such sums is due to Supplier's failure to comply with its obligations hereunder.

6. TERM AND TERMINATION.

6.1 TERM OF LICENSE. Each License granted under this Agreement shall commence on the actual delivery of the Software to Customer and shall remain in effect perpetually unless terminated as provided in Article 6.4. Customer may terminate any License at any time upon written notice to Supplier.

6.2 VALIDITY OF COMMERCIAL TERMS SCHEDULE. The discount and other commercial terms applicable to the supply of Materials hereunder shall be valid for the period of time set forth in the Commercial Terms Schedule.

6.3 TERM OF OTHER SCHEDULES. The term of any other schedule shall be as provided therein.

6.4 TERMINATION BY EITHER PARTY FOR MATERIAL BREACH AND BANKRUPTCY. Either party may terminate this Agreement (or any part thereof) or any license upon written notice (a) if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice specifying the breach in detail or (b) if either Party files a petition for relief under any bankruptcy legislation, if any involuntary petition thereunder should be filed against either Party and the same not be dismissed within thirty
(30) days, if either Party is adjudicated a bankrupt or if either Party makes an assignment for the benefit of creditors.

6.5 EFFECT OF TERMINATION. The termination of this Agreement shall not relieve either party from its obligations owed to the other party as at the effective date of termination, which obligations shall survive the termination of this Agreement. Termination of this Agreement shall not limit either party from pursuing other remedies available to it. The provisions of Articles 3, 4, 5, 6, 7, 8, 9 and 10 shall survive the termination of this Agreement. Each Party shall return the Confidential

                                  GENERAL TERMS

Information of the other Party within thirty (30) days of the termination of this Agreement.

7. WARRANTIES

7.1 LIMITED WARRANTIES

A. MATERIALS WARRANTY. Supplier warrants that for the longer of a period of time defined in the Commercial Terms (if any) or for as long as Customer receives Support Services with respect to the Materials (the "Warranty Period"), the Materials (a) shall operate in accordance with their associated Documentation and (b) shall be free from defect in workmanship and materials.

B. SERVICES WARRANTY. Supplier warrants that the Services that it will provide hereunder shall be performed in accordance with established industry standards with appropriately qualified personnel.

C. YEAR 2000 WARRANTY. Supplier hereby represents and warrants that all of the Materials and Services are Year 2000 compliant, as such compliancy is defined by the British Standards Institute. Customer's remedies for breach of this warranty shall include, but shall not be limited to, the repair or replacement of the non-compliant Materials and Services, at the Supplier's expense, within thirty
(30) days from the date such non-compliance is discovered and made known to the Supplier in writing, or the reasonable cost of having such Materials and Services repaired or replaced.

D. DISCLAIMER. THE WARRANTIES CONTAINED IN THIS ARTICLE 7.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

7.2 REMEDIES. In the event of Suppliers non-compliance with the warranties in
Article 7.1 above, Supplier shall:

A. FOR MATERIALS. Either repair or replace the Materials so that it/they operate as warranted within a reasonable time considering the severity of the error and its operational impact on the Customer and, if Customer obtains Support Services, in accordance the appropriate Support Services Schedule, failing which Customer shall be entitled to return the Materials and recover the fees paid therefor as well as any direct damages subject to the limitations in Article 9. Replacements for Materials shall be shipped to Customer freight and insurance prepaid by Supplier. Supplier shall reimburse Customer for any transportation costs it incurs in connection with the return of detective Materials to Supplier.

B. FOR SERVICES. Re-perform the Services, or if Supplier is unable to perform the Services as warranted, Customer shall be entitled to recover the fees paid for the non-conforming Services.

7.3 LIFE CYCLE AND LIFE CYCLE GUARANTEES

A. Supplier will ensure that Materials, or their functional and compatible equivalents, will be in production and available for purchase by Customer and Affiliates for the longer of a) a period of three (3) years from the Effective Date or b) a period of three (3) years from the commercial release of a new Material.

B. Subject to the provisions of paragraph A above, Supplier will notify Customer of any discontinuance of a Material, or modification to such Material which substantially affect the functionality thereof at least six (6) months in advance from the date of such discontinuance or modification. Supplier shall also notify Customer of any replacement product for such discontinued or modified material.

C. Supplier warrants that Support Services and spares parts for Materials will be available and may be obtained by Customer and Affiliates during a period of three (3) years from the date of the last shipment of said Materials.

7.4 CONTINUITY OF SUPPORT SERVICES. Upon termination or expiration of this Agreement, Customer and Affiliates shall be entitled to continue to obtain and Supplier will provide Support Services in accordance with the terms of the Agreement for the Materials supported under the provisions of the Agreement.

7.5 HARDWARE AND SOFTWARE COMPATIBILITY

A- Unless the parties have agreed otherwise in writing, Updates and Upgrades shall not alter the applications or the use of the Materials or which they are installed, nor require an upgrade, modification or replacement of the Hardware on which they are installed, failing which the Parties agree to discuss the appropriate options and allocation of related costs.

                                  GENERAL TERMS


B- Supplier warrants that current and new Materials, including Software, will be compatible with existing installed Materials provided by Supplier either prior to or under this Agreement

8. INDEMNIFICATION

8.1 INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION. Supplier shall indemnify and hold harmless Customer and Affiliates, and their directors, officers, employees, agents and end-users against any and all losses, liabilities, judgements, awards and costs and expenses arising out of or related to any claim that use or possession of the Materials, infringes the patent, copyright, trade secret, or other proprietary right of any third party. Supplier shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that Customer gives Supplier prompt notice of any such claim. If the Materials are held to be or are believed by Supplier to infringe a third party intellectual property right, then Supplier shall at its sole discretion: (a) obtain for Customer the right to continue to use the Materials, or (b) replace or modify the Materials so as to made them non-infringing or if neither of the above are feasible, terminate this Agreement with respect to the infringing Materials and reimburse Customer for the fees paid for those Materials. Supplier shall have no liability for any claim of infringement based on (a) the use of a superseded or altered release of the Materials by Customer if the infringement could have been avoided by the use of the current unaltered release of the Materials, which Supplier provided to Customer (b) the use of the Materials by Customer other than in accordance with the Documentation.

8.2 GENERAL INDEMNITY. Each party shall defend and indemnify the other party and their respective directors, employees, officers, agents and Affiliates against all damages for bodily injury, death, or damage to real or personal property caused by the negligence and fault of other party in the course of performing under this Agreement.

9. LIMITATION OF LIABILITY.

Neither Party shall be liable for any incidental, special, exemplary, consequential or indirect damages, including without limitation lost data, profits, revenues, even if advised of the possibility of such damages. Suppliers maximum liability to Customer and Customer's and Affiliates' maximum collective liability to Supplier shall not exceed the greater of a) 4,000,000. US Dollars (four millions) or b) the aggregate amount actually paid or payable under this Agreement. The above exclusions and limitations of liability shall not apply to the parties liability under Articles 8.1, 8.2 and 10.2 and shall apply only to the extent permitted by applicable law.

10. GENERAL

10.1 NOTICES. All notices under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the parties at the respective addresses set forth above or to such other address as a Party has designated by notice to the other Party. For Customer, a copy of all notices shall be sent to the Vice-President Procurement, EQUANT, 18 rue Paul Lafargue, 92904 Parts La Defense CEDEX, France.

10.2 NON-DISCLOSURE. For purposes of this Agreement, "Confidential Information" means: a) the present Agreement and b) any and all data, software, know-how, trade secret, designs, plans, drawings, specifications, documentation, reports, manuals, products, services, customers, and prospects and other information of every kind and description heretofore disclosed, or which may be hereafter disclosed by a Party to the other Party, except anything designated as not confidential. The receiving Party of Confidential Information shall (i) not disclose the Confidential Information to any third party (including use of Customer's name and/or Confidential Information via press release, advertising or marketing literature), without the prior written consent of the other Party;
(ii) treat the Confidential Information with the same level of care that it affords its own Confidential Information, but in no event less than a reasonable level of care: (iii) use the Confidential Information only in connection with the performance of this Agreement and confine its distribution within its organisation (which in the case of Customer shall include Affiliates), to those individuals having a need to know the Confidential Information in connection with the performance of this Agreement. Notwithstanding this section 10.2, Customer shall be permitted to disclose the Confidential Information to its controlling shareholder and its affiliated companies for the purpose of pursuing group activities.

GENERAL TERMS

10.3 FORCE MAJEURE. A Party will not be responsible for delay in or impossibility of performance under this Agreement due to any force majeure or any other unforeseeable circumstances that are reasonably beyond the control of that Party. A party may terminate this Agreement (or part thereof) without any further liability by written notice if an event of Force Majeure affecting the other party continues for a period of two (2) months.

10.4 SUBCONTRACTING. Supplier shall have the right to subcontract any work to be performed hereunder provided that it has obtained the prior written agreement of Customer and provided further that Supplier remains primary liable for any work performed by a subcontractor and that any act or omission of a subcontractor shall be considered as an act or omission of Supplier hereunder.

10.5 ASSIGNMENT. A Party will not assign, transfer, or otherwise dispose of its rights and obligations under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld), provided that Customer may so transfer its rights and/or obligations and/or delegate its duties under this Agreement to an Affiliate or a successor to all or part of its or an Affiliate's business without Supplier's consent.

10.6 SEVERABILITY. If any provision of this Agreement is held by a court or tribunal of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement will continue in full force.

10.7 RELATIONSHIP OF PARTIES. The relationship of the Parties is that of independent contractors, and each Party is solely responsible for its own actions. This Agreement does not establish an agency relationship, a partnership, or a joint venture between the Parties, and neither Party will have the power or capacity to bind the other Party or otherwise act on behalf of the other Party.

10.8 INSURANCE. Supplier shall have contracted an insurance policy concerning its obligations under this Agreement and undertakes to evidence payment of insurance premiums upon Customer's request.

10.9 ADDITIONAL REMEDIES. Any remedies set forth herein shall be without prejudice to additional remedies available to Customer.

10.10 NO WAIVER. Failure or delay by the Parties in exercising any right under this Agreement will not constitute a waiver of that right.

10.11 COMPLIANCE WITH LAWS. The Parties shall comply with all applicable laws, rules and regulations in connection with their activities and obligations under this Agreement.

10.12 HOMOLOGATION AND CERTIFICATION. Supplier warrants that the Materials are compliant to the relevant standards applicable in the country of destination and are homologated in these countries for their intended purposes.

10.13 GOVERNING LAW AND ARBITRATION. This Agreement and all matters regarding the Interpretation and/or enforcement hereof, will be governed exclusively by New York law. All disputes arising in connection with this Agreement which can not be settled amicably, will be submitted to the jurisdiction of the Court of the State of New York, USA.


                              END OF GENERAL TERMS

                            COMMERCIAL TERMS SCHEDULE

1. DURATION

Except as otherwise provided herein, the commercial terms set forth in this Schedule shall remain in effect until 31st of December 2002 (Termination Date).

The parties hereby agree, 60 days prior to the Termination Date, to re-negotiate the Commercial terms in order to renew this Schedule for a period of twelve (12) months.

2. PRICE

The standard unit prices for the relevant Materials applicable during the duration of the Commercial Terms Schedule are detailed below. These unit prices are in US Dollars.

 Customer       Product      Supplier      List unit     Net unit     Discount
 reference    description    reference       Price       Price for
                                                         Customer
------------  ------------  ------------  ------------  -----------  -----------

17121100      3266 V34         3266         $1,650        $575        -65.15%
              standalone
              modem

17121110      3268 V34         3268         $1,540        $530        -65.58%
              single nest
              card modem

17121112      3267 V34         3267         $1,815        $625        -65.56%
              dual nest
              card modem

17211007      80401 codex     80401-20      $2,640       $1,435       -45.64%
              modulus nest
              with 2 power
              supplies

17211008      21 slots         22374        $1,629       $1,205       -26.03%
              backplane
              with standards
              DB25 connectors

17211009      80407            80407         $535         $385        -28.04%
              redundant
              power supply

17211010      21 slots         22376        $1,629       $1,205       -26.03%
              backplane
              with standards
              DB25 connectors

17121116      Upgrade kit      42554          $49        $39.20         -20%
              to release
              8.1


The Supplier grants a discount of 45% on the other Materials available and priced as set forth in Appendix A of this Commercial Schedule referenced "Master Price book released version 30 August 2001" (referred to as "Price List").

                            COMMERCIAL TERMS SCHEDULE

Supplier shall issue to Customer revised versions of the Price List from time to time. Such revised versions will be addressed to the Vice-President procurement and shall be the versions generally applicable to Supplier's customers. Purchase Orders received before the date of receipt of price increases shall be invoiced without regard to the price increase. Price decreases shall be applicable to all Purchase Orders issued after the date of announcement of the price decreases.


3. SPECIFIC TERMS


3.1 INCOTERMS

The Incoterm applicable to all Customer purchases shall be EX-WORKS Lake Forest, Supplier's factory in California (see article 4.3 of General Terms).

3.2 WARRANTY

3.2.1 WARRANTY PERIOD

The Warranty Period is twenty-four (24) months from the Acceptance (see Article
7.1 of General Terms).


3.2.2 WARRANTY HELPDESK

                        TELENETICS

Address             25111 Artic Ocean
                    Lake Forest CA 92630
                    USA

Language            English

Phone               +1 949 455 4000 (ext 703)

Fax                 +1 949 455 4010

Email               m_baker@telenetics.com

Working hours       7h30 am to 4h30 pm Pacific
                    Standard Time

Helpdesk manager    Robert Way and/or Mitchell
                    Baker

3.2.3 WARRANTY PROCEDURE

If Customer is having trouble with its modem, it shall contact Supplier as per Helpdesk details above.

If it is determined that its Material requires service, Customer will be issued a Return Materials Authorization ("RMA") number.

a- Customer shall pack the defective Material securely for shipping and shall include only the Supplier's Material(s) that is (are) defective.

b- This warranty is void if the Material is damaged in transit. Customer shall insure its shipment.

c- Customer shall ship the defective Material, proof of date of purchase, and the RMA number to the address specified in the Return Materials Authorization.

d- Customer shall display its RMA number prominently on the outside of the shipping box.

e- To ensure prompt service, Customer shall include a letter indicating the specific cause for returning the Material.

                           COMMERCIAL TERMS SCHEDULE


3.2.4 WARRANTY RECORDING

The Supplier shall record all help desk calls and repairs carried out under this Agreement using his help desk database system. Upon request, the Supplier shall provide the Customer with details of such calls and repairs.
Supplier shall maintain a record of the Material delivered under this Agreement. Such record will show the Customer order number, Supplier order number, date of deliver, Software version delivered, date of any upgrade carried out, current Software version, start and end of warranty. Upon request, the Supplier will provide the Customer with a copy of this record.

3.2.5 WARRANTY PERFORMANCE

The Supplier undertakes to meet certain performance levels in its implementation of the warranty service:

HELPDESK RESPONSE
Answers to RMA requests made by telephone or email or fax to a helpdesk will be fulfilled within the next 2 (two) working days.

REPAIR TURNROUND
Turnaround time on all Materials returned for repair under the terms of this warranty will not exceed 7 (seven) working days from receipt of the faulty unit at location specified in table above.

3.3 OUT OF WARRANTY

Upon expiry of the warranty, or extended warranty, Supplier will provide its normal support services to the Customer. The services currently provided are as follows:

HELP DESK ACCESS
All customers may access the Help Desk by telephone, fax, or Email free of charge to seek help with technical or application problems. When so contacted, Supplier will use same performance level as described above during the Warranty period.

REPAIR AND CALIBRATION SERVICES
Supplier offers repair services and calibration services (on instruments which require periodic calibration) on Materials returned to its premises. Such services are charged for according to a price list which is reviewed from time to time and is available on request.

                           COMMERCIAL TERMS SCHEDULE


                                   APPENDIX A
               PRODUCTS AND PRICES OFFERED IN SUPPLIER CATALOGUE
              (Master Price book released version 30 August 2001)

                                  SLA SCHEDULE


The purpose of this Service Level Agreement (SLA) Schedule is to guarantee a minimum quality of service to Customer. This SLA will apply to Supplier's obligations listed in Exhibit A, which may include but are not limited to delivery of Materials, Acceptance of Materials, quality of Supplier overall performance and provision of Services under the Agreement, as well as to the performance of Supplier warranty obligations under Article 7 of the General Terms. The General Terms and other Schedules (where applicable) are hereby incorporated by reference. This SLA and its Exhibit(s) shall take precedence over the General Terms and the other applicable Schedules.

1. DEFINITION

1.1 "PERFORMANCE CREDITS" means the amount or credit Customer is entitled to receive for failure by Supplier in the performance of its obligations. The Performance Credits are defined in Exhibit A hereto.

1.2 "PERFORMANCE LEVELS" means the level of performance at which Supplier commits to perform its obligations under the Agreement. The Performance Levels as well as Supplier obligations to which they apply are defined in Exhibit A hereto.

2. PERFORMANCE LEVELS

Supplier hereby acknowledges and agrees that it will perform its obligations in accordance with the Performance Level(s) defined in Exhibit A.

3. PERFORMANCE CREDITS

In the event Supplier does not meet one of several Performance Levels, the Performance Credits applicable to the Performance Level(s) not reached shall apply.

4. PAYMENT OF PERFORMANCE CREDITS

If Customer is entitled to receive Performance Credits pursuant to this SLA, the Performance Credits shall be deducted either a) from the invoice for the Material(s) and/or Service(s) in question, b) in case of Support Services, from the next invoice for Support Services to be issued by Supplier to Customer or c) Supplier shall remit payment of these Performance Credits to Customer or Affiliates, as indicated by Customer, if Customer requests so.

5. REVIEW OF SUPPLIER PERFORMANCE

5.1 The Parties agree that at the end of a period of 6 months starting from the Effective Date (the "Implementation Period"), they will meet and review the measurement of Supplier performance under this SLA. Further to this review, the Parties may agree to adjust the Performance Levels and amend the Exhibit A accordingly. The Parties may further agree that the Performance Credits will not be applied during the Implementation Period.

5.2 In the event that performance by Supplier of its obligations is repeatedly or notably below the Performance Levels, Supplier and Customer shall develop a mutually agreeable schedule for improvement and corrective measures shall be taken accordingly by Supplier.

5.3 Notwithstanding the provisions of Article 3 above, if Customer reasonably believes that Supplier is not making the necessary improvements, Customer reserves the right to terminate this Agreement in all or in part in accordance with the terms set forth in Article 6.4 of the General Terms.

6. SUPPLIER INCENTIVE MEASURES

In consideration of Supplier meeting the Performance Levels defined in Exhibit A hereof, and as long as such Performance Levels are met, Customer will grant to Supplier a preferred supplier status under Customer selection program which entitles Supplier to a preferential position in the granting of new businesses, provided that Supplier's commercial and technical conditions are satisfactory and competitive.

7. REMEDIES

7.1 The payment of the Performance Credits shall not release Supplier from its responsibility to perform its obligations under the Agreement, nor from its liability with respect to any breach thereof, but shall come in deduction from any other remedies available to Customer under the Agreement with respect to the failed obligation(s).

7.2 Unless otherwise stated in Exhibit A, when a maximum amount of Performance Credits is set forth for one or several Performance Level(s), Customer shall have the right, if this maximum amount is reached, to terminate the corresponding Order and/or the corresponding part of the Agreement for material breach by sending a notice with immediate effect to Supplier, without prejudice to the provisions of Articles 6.4 and 6.5 of the General Terms.

                                  SLA SCHEDULE


8. ESCALATION PROCEDURES

Supplier will implement escalation procedures and guidelines to track, measure and report its quality of service and compliance with Performance Levels (the "Escalation Procedures"). Supplier will provide a periodical report of such measurements to Customer. The Escalation Procedures shall include Supplier's point of contact to receive Customer notification when Performance Levels are not met.





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
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                                   EXHIBIT A
                                   ---------
                        DEFINITION OF PERFORMANCE LEVELS

                            AND PERFORMANCE CREDITS.

This Exhibit A defines the Performance Levels in accordance to which Supplier shall perform certain of its obligations under the Agreement and the corresponding Performance Credits that may apply if the Performance Levels are not met by Supplier.

1. PERFORMANCE LEVELS FOR ORDERS ACKNOWLEDGEMENT

This paragraph defines the Performance Levels to be met by Supplier for Orders acknowledgement.

IT APPLIES TO ALL MATERIALS ORDERED IN A PURCHASE ORDER BUT IS MEASURED AT A PURCHASE ORDER LEVEL.

Table A below sets forth the Performance Levels applicable to Order acknowledgement.

TABLE A
--------------------------------------------------------------------------------
PERFORMANCE LEVELS FOR ORDER ACKNOWLEDGEMENT           MEASUREMENT PERIOD
--------------------------------------------------------------------------------
90% of Order acknowledgements received within 3        Every month
business days (excluding US public holiday)

100% of Order acknowledgements received within 5       Every month
business days (excluding US pubic holiday)
--------------------------------------------------------------------------------

The Performance Levels for Order acknowledgement shall be calculated from the date the Order is sent (i.e. date indicated on the Order) until the date the Supplier confirms its receipt to Customer, using the formats described in the Commercial Terms Schedule.

Supplier is also requested to confirm the scheduled delivery or expected exit factory date of the Materials when known at that time.


2. PERFORMANCE LEVELS APPLICABLE TO DELIVERY

This paragraph defines the Performance Levels to be met by Supplier for the delivery of the Materials under the Agreement. The Delivery Lead Times applicable to the delivery of Materials are defined in Exhibit B.

2.1 DEFINITION

It applies to all Materials ordered in a purchase order.
But what is measured here is the performance for the delivery of a purchase order ie a complete delivery.

Table B below sets forth the Performance Levels applicable to Delivery of Materials, in addition to the Delivery Lead Times:

TABLE B
--------------------------------------------------------------------------------
PERFORMANCE LEVEL FOR DELIVERY OF MATERIALS       MEASUREMENT PERIOD
--------------------------------------------------------------------------------
90% of Orders for which Materials are             During the preceding 1 month
delivered within 8 weeks.

100% of Orders for which Materials are            During the preceding 1 month
delivered within 10 weeks.
--------------------------------------------------------------------------------

"On Time" shall mean that the Materials are delivered in accordance with the Delivery Lead Time defined in Exhibit B hereof or the Commercial Terms, as the case may be.

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                                  SLA SCHEDULE

The Performance Levels for delivery of Materials shall be calculated from the date the Order is acknowledged by the Supplier, up to the actual shipment date or delivery date depending on the terms agreed in the Commercial Terms Schedule.

When no Performance Credits are defined, Customer shall be permitted to terminate immediately the Order if the delivery Performance Levels are not met, notwithstanding Article 6.4 of the General Terms.

2.2 PERFORMANCE CREDITS

The Table C below sets forth the Performance Credits Customer may be entitled to receive pursuant to Article 3 of this SLA Schedule if the above Performance Levels are not met:

TABLE C:

                              PERFORMANCE CREDITS
--------------------------------------------------------------------------------
Performance credits will be calculated at 1% per 5 business days of delay starting the 41st business day up to maximum of 5% on the net price of the purchase order affected.
--------------------------------------------------------------------------------


3. RETURN AND REPAIR PROCEDURES

This paragraph defines the Performance Levels to be met by Supplier concerning the return and repairs procedures according to which the defective or damaged Materials must be repaired or replaced by the Supplier, whether performed under the Warranty obligations or under the Support Services obligations.

DEFINITION

The Supplier shall provide a return and repairs procedure, unless such procedure is already described in the Agreement.

Table D below sets forth the Performance Levels applicable to the repair and replacement of defective or damaged Materials:

TABLE D:
--------------------------------------------------------------------------------

MATERIALS             PERFORMANCE LEVEL FOR REPAIR          MEASUREMENT PERIOD
                    TURNAROUND TIME OR REPLACEMENT
--------------------------------------------------------------------------------
                       90% of the Materials repaired or        Every 3 months
Defective or damaged   replaced in 7 days.
Materials repaired     ---------------------------------   ---------------------
or replaced On Time    100% of the Materials repaired          Every 3 months
                       or replaced in 10 days.
--------------------------------------------------------------------------------



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                                  SLA SCHEDULE



                                   EXHIBIT B

                          MATERIAL DELIVERY LEAD TIMES



"Delivery Lead Time" shall mean the number of days between the date the Order is acknowledged by the Supplier (or if when no acknowledgement of the Order is made by Supplier, the date shown on the Order) and the date when the Material is shipped by Supplier.

8 WEEKS




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